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                                 EXHIBIT (14)

                              POWERS OF ATTORNEY
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                               POWER OF ATTORNEY
                                WITH RESPECT TO
                  RETIREMENT BUILDER VARIABLE ANNUITY ACCOUNT
          (FORMERLY PFL RETIREMENT BUILDER VARIABLE ANNUITY ACCOUNT)

Know all men by these presents that Bart Herbert, Jr., whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Retirement Builder Variable Annuity Account (formerly PFL Retirement Builder Variable Annuity Account), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                                        /s/ Bart Herbert, Jr.
                                        ---------------------
                                        Bart Herbert, Jr.
                                        Executive Vice President
                                        Transamerica Life Insurance Company
                                        (formerly PFL Life Insurance Company)


April 10, 2001
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Date